Filed pursuant to Rule 424(b)(7)
Registration No. 333-238308

PROSPECTUS

900,000 Shares of Common Stock

This prospectus relates to an offer and sale of up 900,000 shares of common stock, par value $0.01 per share (“common stock”), of SEACOR Marine Holdings Inc., by the selling stockholder. The selling stockholder may offer shares of our common stock, from time to time, in a number of different ways and at varying prices. We will not receive any proceeds from the sale of common stock by the selling stockholder covered by this prospectus. We will bear all costs, expenses and fees in connection with the registration of the shares. The selling stockholder will bear all commissions and discounts, if any, attributable to the sale of common stock.

This prospectus provides you with a general description of the securities that our selling stockholder may offer. To the extent required by applicable law or regulation, each time securities are offered, the selling stockholder is required to provide this prospectus and, if required, a prospectus supplement. If a prospectus supplement is required, such prospectus supplement will contain more specific information about the offering and the terms of the securities being offered by our selling stockholder. A prospectus supplement may also add, update or change information contained in this prospectus.

The selling stockholder may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. To the extent required, the specific terms of any securities the selling stockholder offers will be included in a supplement to this prospectus. Any such prospectus supplement will also describe the specific manner in which our selling stockholder will offer the securities.

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” on page 3 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement, before making a decision to invest in our securities.

Our common stock is traded on The New York Stock Exchange (the “NYSE”) under the symbol “SMHI.” The last reported sales price of our common stock on the NYSE on July 9, 2020 was $2.23 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities described herein or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 10, 2020

This prospectus is part of a registration statement that we have filed with the United States Securities and Exchange Commission, or the SEC. In making your investment decision, you should rely only on the information contained in this prospectus, any prospectus supplement and the documents that we incorporate by reference. We have not authorized anyone to provide you with any other information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of the securities described herein in any jurisdiction where the offer is not permitted.

You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the respective document. You should not assume that the information contained in the documents incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC using a “shelf” registration or continuous offering process. Under this shelf registration process, the selling stockholder may, from time to time, sell up to 900,000 shares of our common stock that we have issued to the selling stockholder.

This prospectus generally describes SEACOR Marine Holdings Inc. and, provides you with a general description of the securities the selling stockholder may offer. To the extent required by applicable law, each time the selling stockholder sells common stock under this prospectus, the selling stockholder will provide you with this prospectus and, to the extent required, a prospectus supplement that will contain more information about the specific terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Each such prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you), if any, may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement, if any, and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find Additional Information” and “Documents Incorporated by Reference” before buying any of the securities being offered. We or the selling stockholder will deliver a prospectus supplement with this prospectus, to the extent appropriate, to update the information contained in this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with any information in addition to or different from that contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements concern management’s expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters and involve significant known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of results to differ materially from any future results, performance or achievements discussed or implied by such forward-looking statements. All of these forward-looking statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “estimate,” “expect,” “project,” “intend,” “believe,” “plan,” “target,” “forecast” and similar expressions are intended to identify forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based. Risks that may affect forward-looking statements include, but are not necessarily limited to, those relating to:

•	decreased demand and loss of revenues as a result of a decline in the price of oil and resulting decrease in capital spending by oil and gas companies;

•

an oversupply of newly built offshore support vessels, additional safety and certification requirements for drilling activities in the U.S. Gulf of Mexico and delayed approval of applications for such activities;

•	the possibility of U.S. government implemented moratoriums directing operators to cease certain drilling activities in the U.S. Gulf of Mexico and any extension of such moratoriums;

•

weakening demand for the Company’s services as a result of unplanned customer suspensions, cancellations, rate reductions or non-renewals of vessel charters or failures to finalize commitments to charter vessels in response to a decline in the price of oil;

•	increased government legislation and regulation of the Company’s businesses could increase cost of operations;

•	increased competition if the Jones Act and related regulations are repealed;

•

liability, legal fees and costs in connection with the provision of emergency response services, such as the response to the oil spill as a result of the sinking of the Deepwater Horizon in April 2010;

•	decreased demand for the Company’s services as a result of declines in the global economy;

•

declines in valuations in the global financial markets and a lack of liquidity in the credit sectors, including, interest rate fluctuations, availability of credit, inflation rates, change in laws, trade barriers, commodity prices and currency exchange fluctuations;

•	the cyclical nature of the oil and gas industry, activity in foreign countries and changes in foreign political, military and economic conditions;

•	changes to the status of applicable trade treaties including as a result of the United Kingdom’s exit from the European Union;

•	disruptions to the market and industry, including the decreased demand for oil, as a result of the novel coronavirus (“COVID-19”) global pandemic;

•	changes to the Company’s workforce related to the COVID-19 pandemic;

•	restrictions imposed by the terms of our credit facilities which may limit our operating and financial flexibility;

•	changes in foreign and domestic oil and gas exploration and production activity, safety record requirements;

•	compliance with U.S. and foreign government laws and regulations, including environmental laws and regulations and economic sanctions;

•	the dependence on several key customers;

•	consolidation of the Company’s customer base;

•	the ongoing need to replace aging vessels;

•	industry fleet capacity;

•	restrictions imposed by the Jones Act and related regulations on the amount of foreign ownership of the Company’s common stock;

•	operational risks, effects of adverse weather conditions and seasonality, adequacy of insurance coverage;

•

the existence of a material weakness in the Company’s internal controls over financial reporting and our ability to maintain effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act; and

•	the attraction and retention of qualified personnel by the Company.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus. New risks and uncertainties arise from time to time, and it is impossible for us to predict these matters or how they may affect us. We have included important factors in the cautionary forward-looking statements included in this prospectus, particularly in the section of this prospectus entitled “Risk Factors,” which we believe over time, could cause our actual results, performance or achievements to differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements. We have no duty to, and do not intend to, update or revise the forward-looking statements in this prospectus after the date of this prospectus except to the extent required by the federal securities laws. You should consider all risks and uncertainties disclosed in our filings with the Securities and Exchange Commission, or the SEC, described in the sections of this prospectus entitled “Where You Can Find Additional Information” and “Documents Incorporated by Reference,” all of which are accessible on the SEC’s website at www.sec.gov.

SUMMARY

This summary highlights selected information contained or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, any applicable prospectus supplement, and any related free writing prospectus, including the risks of investing in our securities contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference in this prospectus. You should also carefully read the information incorporated by reference in this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Unless otherwise indicated or unless the context otherwise requires, references in this prospectus to the “Company,” “SEACOR Marine,” “SMHI,” “we,” “us,” or “our” are to SEACOR Marine Holdings Inc. and its subsidiaries.

Overview

The Company provides global marine and support transportation services to offshore oil, natural gas exploration and windfarm development and production facilities worldwide. As of March 31, 2020, the Company and its joint ventures operated a diverse fleet of 147 support and specialty vessels, of which 97 were owned or leased-in, 47 were joint-ventured, and three were managed on behalf of unaffiliated third-parties. The primary users of the Company’s services are major integrated oil companies, large independent oil and natural gas exploration and production companies and emerging independent companies, as well as windfarm operations and installation contractors.

The Company and its joint ventures operate and manage a diverse fleet of offshore support vessels that (i) deliver cargo and personnel to offshore installations including wind farms, (ii) handle anchors and mooring equipment required to tether rigs to the seabed, (iii) tow rigs and assist in placing them on location and moving them between regions, (iv) provide construction, well work-over, maintenance and decommissioning support and (v) carry and launch equipment used underwater in drilling and well installation, maintenance, inspection and repair. Additionally, the Company’s vessels provide accommodations for technicians and specialists, safety support and emergency response services.

Corporate Information

Our principal executive offices are located at 12121 Wickchester Lane, Suite 500, Houston, TX 77079, and our telephone number is (346) 980-1700. Additional information about us is available on our website at www.seacormarine.com. The information contained on or that may be obtained from our website is not, and shall not be deemed to be, a part of this prospectus. You can review filings we make with the SEC at its website at www.sec.gov, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports electronically filed or furnished pursuant to Section 15(d) of the Exchange Act.

The Offering

We are registering the resale of 900,000 shares of Common Stock issued pursuant to the MIPA (as defined below).

Common Stock registered for sale by the selling stockholder	900,000 shares

Use of Proceeds	We will not receive any proceeds from the sale by the selling stockholder of the common stock covered by this prospectus.
Terms of the Offering	The selling stockholder will determine when and how it will sell the common stock offered in this prospectus, as described in the section entitled “Plan of Distribution.”

Risk Factors	Investing in our securities involves a high degree of risk. You should carefully review and consider the “Risk Factors” section of this prospectus beginning on page 2 for a discussion of factors you should carefully consider before deciding to invest in our common stock.

New York Stock Exchange Symbol	SMHI

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors described below and those incorporated by reference to our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Our Third Amended and Restated By-Laws include a forum selection clause, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us.

Our Third Amended and Restated By-Laws require that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or (iv) any action asserting a claim governed by the internal affairs doctrine.

This exclusive forum provision will not apply to claims under the Securities Exchange Act of 1934, but will apply to other state and federal law claims including actions arising under the Securities Act of 1933 (although our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder). Section 22 of the Securities Act of 1933, however, creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act of 1933 or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act of 1933. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock is deemed to have notice of and consented to the foregoing provisions. This forum selection provision in our Third Amended and Restated By-Laws may limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us. It is also possible that, notwithstanding the forum selection clause included in our bylaws, a court could rule that such a provision is inapplicable or unenforceable.

USE OF PROCEEDS

This prospectus relates to the offer and sale from time to time of 900,000 shares of common stock for the account of the selling stockholder referred to in this prospectus. We will not receive any proceeds from any sale of shares of common stock by the selling stockholder.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 60,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of undesignated preferred stock, $0.01 par value per share, of which no preferred shares are issued or outstanding.

The following summary description of our capital stock is based on the provisions of our third amended and restated certificate of incorporation (“Certificate of Incorporation”) and third amended and restated bylaws (“Bylaws”) and the applicable provisions of the Delaware General Corporation Law (“DGCL”). This information is qualified entirely by reference to the applicable provisions of our Certificate of Incorporation, Bylaws and the DGCL. For information on how to obtain copies of our Certificate of Incorporation and Bylaws, please see “Where You Can Find Additional Information” and “Documents Incorporated by Reference.”

Common Stock

As of June 23, 2020, there were 23,098,542 shares of our common stock outstanding. The holders of our common stock are entitled to the following rights.

Voting Rights

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, and do not have cumulative voting rights. The common stock votes together as a single class. Directors will be elected by a plurality of the votes of the shares of common stock present in person or by proxy at a meeting of stockholders and voting for nominees in the election of directors. Except as otherwise provided in our Certificate of Incorporation or required by law, all matters to be voted on by our stockholders must be approved by a majority of the shares present in person or by proxy at a meeting of stockholders and entitled to vote on the subject matter.

Dividend Rights

Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock.

Liquidation Rights

Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive proportionately our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

Other Rights

Holders of common stock have no preemptive, subscription, redemption or other conversion rights and do not have any sinking fund provisions. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

Shares of our common stock are not convertible into any other shares of our capital stock.

Preferred Stock

As of June 23, 2020, there were no shares of our preferred stock outstanding.

Pursuant to our Certificate of Incorporation, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or stock exchange listing rules), to designate and issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers, preferences, privileges and relative participating, optional or special rights and the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

The board of directors, without stockholder approval, can issue preferred stock with conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock and may adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation.

Qualifications for Ownership

The U.S. cabotage laws impose certain restrictions on the ownership and operation of vessels in the U.S. coastwise trade (i.e., trade between points in the United States), including the transportation of cargo and passengers. These laws are principally contained in 46. U.S.C. § 50501 and 46 U.S.C. Chapter 551 and related regulations and are commonly referred to collectively as the “Jones Act.” Subject to limited exceptions, the Jones Act requires that vessels engaged in U.S. coastwise trade be built in the United States, registered under the U.S.-flag, manned by predominantly U.S. crews, and owned and operated by U.S. citizens within the meaning of the Jones Act. For purposes of the Jones Act, a corporation, for example, must satisfy the following requirement to be deemed a U.S. citizen: (i) the corporation must be organized under the laws of the United States or of a state, territory or possession thereof; (ii) each of the chief executive officer and the chairman of the board of directors of such corporation must be a U.S. citizen; (iii) no more than a minority of the number of directors of such corporation necessary to constitute a quorum for the transaction of business may be non-U.S. citizens; and (iv) at least 75% of each class or series of stock in such corporation must be owned by U.S. citizens within the meaning of the Jones Act.

Should the Company fail to comply with the U.S. citizenship requirements of the Jones Act, it would be prohibited from operating its U.S.-flag vessels in the U.S. coastwise trade during the period of such non-compliance. In addition, the Company could be subject to fines and its vessels could be subject to seizure and forfeiture for violations of the Jones Act and the related U.S. vessel documentation laws.

To facilitate compliance with the Jones Act, the Certificate of Incorporation and Bylaws: (i) limit (a) the aggregate percentage ownership by non-U.S. citizens of any class or series of the Company’s capital stock (including Common Stock) to 22.5% of the outstanding shares of each such class or series to ensure that ownership by non-U.S. citizens will not exceed the maximum percentage permitted by applicable maritime law (presently 25%) but authorize the Board of Directors, under certain circumstances, to increase the foregoing percentage to not more than 24% and (b) ownership of shares of any class or series of the Company’s capital stock by an individual non-U.S. citizen (and any other non-U.S. citizen whose ownership position would be aggregated with such non-U.S. citizen for purposes of the Jones Act) to not more than 4.9% of the outstanding shares of each such class or series; (ii) allow for the institution of a dual stock certification system to help determine such ownership; (iii) provide that any issuance or transfer of shares in excess of such permitted percentage shall be ineffective as against the Company and that neither the Company nor its transfer agent shall register such purported issuance or transfer of shares or be required to recognize the purported transferee or owner as a stockholder of the Company for any purpose whatsoever except to exercise the Company’s remedies under the Certificate of Incorporation; (iv) provide that any such excess shares shall not have any voting or dividend rights; (v) permit the Company to redeem or transfer to a charitable trust any such excess shares; and (vi) permit the Board of Directors to make such reasonable determinations as may be necessary to ascertain such ownership and implement such limitations. In addition, the Bylaws provide (w) that the number of non-U.S. citizen directors shall not exceed a minority of the number necessary to constitute a quorum for the transaction of business, (x) for an increase in the number of directors necessary to constitute a quorum when the number of non-U.S. citizen directors is equal to or greater than 50% of the number of directors present at a meeting, (y) that the President and the Chief Executive Officer of the Company must be a U.S. citizen and (z) that any non-U.S. citizen officer is restricted from acting in the absence or disability of the Chairman of the Board of Directors, the Chief Executive Officer or the President of the Company. For more information, see the Certificate of Incorporation and Bylaws.

Delaware Anti-Takeover Law and Provisions of our Certificate of Incorporation and Bylaws

Section 203 of the Delaware General Corporate Law.

We are subject to the provisions of Section 203 of the Delaware General Corporation Law (“Section 203”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who owns 15% or more of the corporation’s outstanding stock, or an affiliate or associate of the corporation who did own 15% or more of the corporation’s voting stock within three years prior to the determination of interested stockholder status. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, the board of directors approved either the business combination or the transaction, which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

•

at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

A Delaware corporation may opt out of Section 203 either with an express provision in its original certificate of incorporation or in an amendment to its certificate of incorporation or bylaws approved by its stockholders. However, we have not opted out, and do not currently intend to opt out, of this provision. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Certificate of Incorporation and Bylaws

Our Certificate of Incorporation and Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. These provisions, which are summarized below, discourage coercive takeover practices or inadequate takeover bids. These provisions are designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor.

Filling Vacancies on the Board of Directors.

In accordance with Article II, Section 12 of our Bylaws, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board of directors, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum. Any director appointed to fill a vacancy will hold office until the next election of directors or until their successors are duly elected and qualified.

Meetings of Stockholders.

Our Bylaws provide that only a majority of the members of our board of directors then in office or the Chairman of the board of directors or the President may call special meetings of the stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our Bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Advance Notice Requirements

Our Bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of our stockholders. The Bylaws provide that any stockholder wishing to nominate persons for election as directors at, or bring other business before, an annual meeting must deliver to our secretary a written notice of the stockholder’s intention to do so. To be timely, the stockholder’s notice must be delivered to us not later than the 120th day nor earlier than the 150th day prior to the anniversary date of the preceding annual meeting. If there was no such prior annual meeting, then a stockholder’s notice must be delivered not earlier than the close of business on the 150th day nor later than the 120th day prior to the date which represents the second Tuesday in May of the current year. In the event that the date of the annual meeting is more than 25 days before or after such anniversary date, then, to be considered timely, notice by the stockholders must be received not later than the close of business on the 10th day following the date on which public announcement of the date of such meeting is first made by us.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY 11219.

SELLING STOCKHOLDER

This prospectus relates to the possible resale by a certain stockholder, who we refer to in this prospectus as the “selling stockholder,” of up to 900,000 shares of our common stock, as identified in the table below.

On March 20, 2020, pursuant to a membership interest purchase agreement (the “MIPA”) entered into among SEACOR LB Holdings LLC, an indirect wholly-owned subsidiary of the Company (the “Purchaser”), the Company, Montco Offshore, LLC (the “Seller”) and Lee Orgeron, the principal of the Seller (“Orgeron”), the Purchaser purchased the 28% minority equity interest in Falcon Global Holdings LLC (“Falcon Global Holdings”) held by the Seller (the “Equity Purchase”) in exchange for 900,000 shares of our common stock (the “Consideration Shares”). As a result of the transaction, the Company owns 100% of Falcon Global Holdings. The issuance of the Consideration Shares pursuant to the MIPA was made in reliance upon the exemption from registration provided under Section 4(a)(2) of the Securities Act. In determining that the issuance of the Consideration Shares qualified for an exemption under Section 4(a)(2), the Company relied on the following facts: (i) the Seller was an accredited investor or qualified institutional buyer, (ii) the Company did not use any form of general solicitation or advertising to offer the common stock and (iii) the investment intent of the Seller.

In connection with the MIPA, we entered into a registration rights agreement with the Seller and Orgeron, dated March 20, 2020 (the “Registration Rights Agreement”) and we are registering the Consideration Shares in accordance with our obligations under the Registration Rights Agreement.

The following table sets forth information with respect to the maximum number of shares of our common stock that may be offered from time to time by the selling shareholder under this prospectus. The selling stockholder identified below may currently hold or acquire at any time common stock in addition to those registered hereby. In addition, the selling stockholder identified below may sell, transfer, assign or otherwise dispose of some or all of their common stock pursuant to the safe harbor provided by Rule 144 under the Securities Act or in private placement transactions exempt from or not subject to the registration requirements of the Securities Act. Accordingly, we cannot give an estimate as to the amount of common stock that will be held by the selling stockholder upon termination of this offering. Information concerning the selling stockholder may change from time to time and, if necessary, we will supplement this prospectus accordingly.

To our knowledge, except as set forth herein, the selling stockholder has not, nor has had within the past three years, any position, office or other material relationship with us or any of our predecessors or affiliates, other than their ownership of our common stock. Because the selling stockholder may sell all or a portion of the common stock registered hereby, we cannot currently estimate the number or percentage of common stock that the selling stockholder will hold upon completion of the applicable offering.

The selling stockholder is not a broker-dealer registered under Section 15 of the Exchange Act, or an affiliate of a broker-dealer registered under Section 15 of the Exchange Act.

We have prepared the table and the related notes based on information supplied to us by the selling stockholder on or prior to May 14, 2020. We have not sought to verify such information. Other information about the selling stockholder may change over time.

	Shares Beneficially Owned Prior to the Offering		Shares That May be Offered Hereby(1)	Shares Beneficially Owned After the Offering(2)
Selling Stockholder	Number	Percentage(3)	Number	Number	Percentage(3)
Montco Offshore, LLC(4)	900,000	3.90%	900,000	—	*

*	Less than 1%.
(1)

Represents the number of shares being registered on behalf of the selling stockholder pursuant to this registration statement, which may be less than the total number of shares beneficially owned by the selling stockholder.

(2)

Assumes that the selling stockholder disposes of all the shares of common stock covered by this prospectus and does not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the selling stockholder will sell all or any portion of the shares covered by this prospectus.

(3)	Based on 23,098,542 shares of our common stock outstanding as of June 23, 2020.
(4)

Includes 900,000 shares of common stock issued pursuant to the MIPA. Orgeron, in his capacity as a principal of the Seller, has the discretionary authority to vote and dispose of the shares of common stock held by the Seller, and may be deemed to be the beneficial owner of these shares of common stock. Orgeron disclaims any such beneficial ownership of the shares of common stock except with regards to their respective pecuniary interests therein. The mailing address and the registered corporate office address for Montco Offshore, LLC is PO Box 850, Galliano, LA 70354 United States.

PLAN OF DISTRIBUTION

Selling Stockholder’s Plan of Distribution

We are registering the common stock held by the selling stockholder to permit the selling stockholder to resell these securities from time to time after the date of this prospectus. We will not receive any proceeds from the sale by the selling stockholder of the common stock covered by this prospectus. The selling stockholder may act independently of us in making decisions with respect to the timing, manner and size of each of their sales. These sales may be effected in one or more transactions including:

•	on any national securities exchange or U.S. inter-dealer quotation system of a registered national securities association on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions other than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options or other hedging transactions, whether such options or such other derivative securities are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	public or privately negotiated transactions;

•	through the settlement of short sales;

•	transactions in which broker-dealers agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

If the selling stockholder effects such transactions by selling common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the common stock or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock in the course of hedging in positions they assume. The selling stockholder may also sell common stock short and deliver common stock covered by this prospectus to close out short positions, and to return borrowed shares in connection with such short sales, provided that the short sales are made after the registration statement of which this prospectus forms a part is declared effective. The selling stockholder may also loan or pledge common stock to broker-dealers in connection with bona fide margin accounts secured by the common stock, which shares broker-dealers could in turn sell if the selling stockholder defaults in the performance of their respective secured obligations.

The selling stockholder may pledge or grant a security interest in some or all of common stock beneficially owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common stock from time to time pursuant to this prospectus. The selling stockholder also may transfer and donate the common stock in other circumstances in which case the transferees, donees or other successors in interest will be the selling beneficial owners for purposes of this prospectus. We will file an amendment or supplement to this prospectus, amending, if necessary, to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus on a list of selling stockholders.

Under the securities laws of some states, the common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the selling stockholder will sell any or all of the common stock registered pursuant to the registration statement of which this prospectus forms a part.

The selling stockholder and any other persons participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, and the rules and regulations thereunder, including, without limitation, Regulation M of the Securities Exchange Act of 1934, which may limit the timing of purchases and sales of any of the common stock by the selling stockholder and any other participating persons. Regulation M may also restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the common stock. All of the foregoing may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

We will pay all expenses of the registration of the common stock, however, the selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholder against liabilities, including liabilities under the Securities Act, in accordance with the Registration Rights Agreement, or the selling stockholder will be entitled to contribution in accordance with the terms of such agreements. We may be indemnified by the selling stockholder against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the Registration Rights Agreement or, we may be entitled to contribution in accordance with the terms of such agreements.

Once sold under the registration statement of which this prospectus forms a part, the common stock held by the selling stockholder will be freely tradable by the purchasers of such securities, other than our affiliates.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplements.

Any shares of common stock, covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144, rather than pursuant to this prospectus.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, our counsel, Milbank LLP, New York, New York, will pass upon certain legal matters in connection with the offered securities. Any underwriters, dealers or agents will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The audited consolidated financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain copies of these reports, proxy statements and other documents at the SEC’s website, the address of which is http://www.sec.gov as well as on the Company’s website, the address of which is https://www.seacormarine.com/.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information in certain documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and the information that we subsequently file with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the Company’s documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

•

Our annual report on Form 10-K for the fiscal year ended December 31, 2019, which contains audited financial statements of the Company for the fiscal year ended December 31, 2019, filed with the SEC on March 4, 2020;

•	Our quarterly report on Form 10-Q for the period ended March 31, 2020, filed with the SEC on May 11, 2020;

•

Our current reports on Form 8-K, filed with the SEC on February 11, 2020, March 9, 2020, March  20, 2020, May  1, 2020, June 4, 2020, June 11, 2020, June 29, 2020 and July 6, 2020 (except, with respect to each of the foregoing, for portions of such reports which were deemed to be furnished and not filed);

•	Our definitive proxy statement on Schedule 14A filed on April 22, 2020; and

•	Our Form 10 on Schedule 10-12B filed on December 14, 2016 and the amendments thereto filed on February 10, 2017, April 28, 2017 and May 4, 2017.

In addition, we incorporate by reference into this prospectus (i) all documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and before we have sold all of the common stock to which the prospectus relates or the offering is otherwise terminated and (ii) all documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement.

To the extent that any information contained in any current report on Form 8-K, or any exhibit thereto, was furnished, rather than filed with, the SEC, that information or exhibit is specifically not incorporated by reference in this document.

You may obtain copies of these documents, other than exhibits, free of charge on our website, www.seacormarine.com, as soon as reasonably practicable after they have been filed with the SEC and through the SEC’s website, www.sec.gov. You may also obtain such documents by submitting a written request either to Investor Relations, SEACOR Marine Holdings Inc., 12121 Wickchester Lane, Suite 500, Houston, Texas 77079 or to InvestorRelations@seacormarine.com, or an oral request by calling the Company’s Investor Relations group at (346) 980-1700.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different from the information contained in this prospectus. This prospectus speaks only as of its date unless the information specifically indicates that another date applies.

Common Stock

PROSPECTUS

July 10, 2020